Exhibit 99.1

X-Rite Announces New Interim Chief Financial Officer

Names New Senior Financial Advisor

GRAND RAPIDS, Mich.--(BUSINESS WIRE)--December 10, 2008--X-Rite, Incorporated (NASDAQ:XRIT) today announced that it has appointed Bradley J. Freiburger as interim Chief Financial Officer of the Company. He will succeed David A. Rawden, who has served as X-Rite’s interim Chief Financial Officer since May 2008 and is returning to Alix Partners.

Freiburger has served as X-Rite’s Vice President and Controller since March 2008, where he has been responsible for the oversight of budgeting and analysis, tax departments, global general accounting, credit, accounts payable, consolidations, financial reporting and SEC reporting functions. Prior to his position with X-Rite, Freiburger held management positions with Ernst & Young and Arthur Andersen. Freiburger is a CPA and earned a master's degree in business administration from Michigan State University.

Thomas J. Vacchiano Jr., Chief Executive Officer for X-Rite, said, "Brad’s extensive financial background and knowledge of the current landscape at X-Rite make him uniquely qualified for this role. Throughout the recent recapitalization process, Brad worked closely with the Company's advisors to ensure all lender agreements and capital structure needs were fulfilled. He has been a great asset to our team and we appreciate him taking on additional responsibilities.”

Vacchiano added, "On behalf of everyone here at X-Rite, I want to thank Dave for his hard work and his significant contributions to X-Rite. Our successful completion of a major recapitalization plan, which provided the Company with the necessary financial flexibility to focus on future opportunities for the business of color, would have been significantly more challenging without his leadership and dedication. We wish him all the best in his future endeavors."

The Company also named William J. Cosgrove as a Senior Financial Advisor for X-Rite. Cosgrove is a nationally recognized leader in the automotive industry with over 40 years of experience. He retired from Ford Motor Company in March 2003 after 31 years. At the time of his retirement, Cosgrove was a Corporate Vice President at Ford and the Chief Financial Officer and Chief of Staff for the Premier Automotive Group (PAG), Ford's London-based operating unit for its European luxury brands – Aston Martin, Jaguar, Land Rover and Volvo.

"We are fortunate to have found someone with Bill's extensive background, and believe he will serve as a great resource for the Company. We look forward to working closely with Bill as a key partner of our senior management team, as he brings a deep understanding of the financial processes that will help support continuous improvement in our business performance,” concluded Vacchiano.

About X-Rite

X-Rite is the global leader in color science and technology. The Company, which now includes color industry leader Pantone, develops, manufactures, markets and supports innovative color solutions through measurement systems, software, color standards and services. X-Rite’s expertise in inspiring, selecting, measuring, formulating, communicating and matching color helps users get color right the first time and every time, which translates to better quality and reduced costs. X-Rite serves a range of industries, including printing, packaging, photography, graphic design, video, automotive, paints, plastics, textiles, dental and medical. For further information, please visit www.xrite.com.

Forward-Looking Statements and Disclaimer

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company’s ability to sustain increased sales, improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company’s products and other risks described in the Company’s filings with the US Securities & Exchange Commission (“SEC”). The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason.

CONTACT:
X-Rite, Incorporated
Bradley J. Freiburger, Interim CFO, 616-803-2143
Bfreiburger@xrite.com